UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 29, 2010

L&L Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-54206 (Commission File Number)	27-3109518 (IRS Employer Identification No.)

265 Franklin Street, 20th Floor Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)
Registrant’s telephone number, including area code: (617) 330-7755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 29, 2010, L&L Acquisition Corp. (OTCBB: LLAQU) (the “Company”) consummated an initial public offering (the “Offering”) of 4,000,000 of its units (the “Units”). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $40,000,000.
     Simultaneously with the consummation of the Offering, the sponsors, certain of the Company’s directors and advisors and the underwriters of the Offering purchased an aggregate of 3,040,000 warrants from the Company at a price of $0.75 per warrant ($2,280,000 in the aggregate) in a private placement (the “Private Placement”). These warrants sold in the Private Placement (“Private Placement Warrants”) are substantially similar to the warrants sold as part of the Units in the Offering, except that if held by the original holders or their permitted assigns, (i) they will not be redeemable by the Company, (ii) they may be exercised by the holders on a cashless basis and (iii) with respect to the Private Placement Warrants held by the underwriters of the Offering, they will expire five years from November 23, 2010, the effective date of the registration statement with respect to the Offering. In addition, the Private Placement Warrants will be held in escrow until 30 days following the completion of the Company’s initial business combination. If the Company does not complete an initial business combination within 18 months from the closing of the Offering, the $2,280,000 in gross proceeds from the sale of the Private Placement Warrants in the Private Placement will be used by the Company to fund the redemption of its shares of Common Stock sold as part of the Units in the Offering (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.
     A total of $40,400,000 million of the gross proceeds from the Offering and the Private Placement were placed in a trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for a portion of the interest income that may be released to the Company to pay income or franchise taxes, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination and the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 18 months from the closing of the Offering.
     Audited financial statements as of November 29, 2010 reflecting receipt of the proceeds received by the Company in connection with the closing of the Offering and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Exhibit
99.1	Audited Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L&L ACQUISITION CORP.
By:	/s/ John L. Shermyen
	Name:	John L. Shermyen
	Title:	Chief Executive Officer

Date: December 3, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit
99.1	Audited Financial Statements